UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 13, 2020

Spirit AeroSystems Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3801 South Oliver, Wichita, Kansas 67210
(Address of principal executive offices)(zip code)

(316) 526-9000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	SPR	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On April 13, 2020, Spirit AeroSystems Holdings, Inc. (the “Company”), Spirit AeroSystems, Inc., the Company’s direct wholly-owned subsidiary (“Spirit”), and Spirit AeroSystems North Carolina, Inc., a wholly-owned subsidiary of the Company, entered into an amendment (the “April 2020 Amendment”) to its Second Amended and Restated Credit Agreement, among Spirit, the Company, as parent guarantor, the lenders party thereto, Bank of America, N.A., as administrative agent (the “Credit Agreement Collateral Agent”), and the other agents named therein (the “2018 Credit Agreement”), consisting of a $800 million revolving credit facility (the “Revolver”), a $206 million term loan A facility (the “Term Loan”) and a $250 million delayed draw term loan facility (the “Delayed Draw Term Loan”). The effectiveness of the April 2020 Amendment is expressly conditioned upon Spirit successfully raising at least $500 million in proceeds from additional indebtedness on or before May 12, 2020. Accordingly, the April 2020 Amendment will not become effective unless and until Spirit receives at least such amount in proceeds from the offering referred to below (the “Offering”) or other indebtedness by that date.

The primary purpose for entering into the April 2020 Amendment was to permit Spirit to raise up to $1.2 billion in second priority secured indebtedness and provide covenant flexibility for future capital raises and to take into account market conditions. The April 2020 Amendment waived or modified the testing of the ratios set forth in the 2018 Credit Agreement and the First Amendment to Second Amended and Restated Credit Agreement, dated as of February 24, 2020, and put the following financial ratios and tests in place:

•
First Lien Leverage Ratio: Commencing with the first fiscal quarter of 2020, the ratio of first lien senior secured debt to consolidated EBITDA over the last twelve months shall not, as of the end of the applicable fiscal quarter, be greater than: (i) 3.00:1.00, with respect to the first fiscal quarter of 2020; (ii) 4.50:1.00, with respect to the second fiscal quarter of 2020; (iii) 6.50:1.00, with respect to the third fiscal quarter of 2020; (iv) 6.75:1.00, with respect to the fourth fiscal quarter of 2020; (v) 5.00:1.00, with respect to the first fiscal quarter of 2021; (vi) 4.50:1.00, with respect to the second fiscal quarter of 2021; (vii) 3.50:1.00, with respect to the third fiscal quarter of 2021; and (viii) 3.00:1.00 thereafter through the fourth fiscal quarter of 2022.

•
Interest Coverage Ratio: Commencing with the first fiscal quarter of 2020, the interest coverage ratio shall not, as of the end of the applicable fiscal quarter, be less than: (i) 4.00:1.00, with respect to the first fiscal quarter of 2020; (ii) 2.25:1.00, with respect to the second fiscal quarter of 2020; (iii) 1.25:1.00, with respect to the third fiscal quarter of 2020; (iv) 1.25:1.00, with respect to the fourth fiscal quarter of 2020; (v) 1.75:1.00, with respect to the first fiscal quarter of 2021; (vi) 2.25:1.00, with respect to the second fiscal quarter of 2021; (vii) 2.50:1.00, with respect to the third fiscal quarter of 2021; (viii) 2.75:1.00, with respect to the fourth fiscal quarter of 2021; (ix) 3.00:1.00, with respect to the first fiscal quarter of 2022; (x) 3.25:1.00, with respect to the second fiscal quarter of 2022; (xi) 3.75:1.00 with respect to the third fiscal quarter of 2022; (xii) 3.75:1.00 with respect to the fourth fiscal quarter of 2022; and (xiii) 4.00:1.00 thereafter.

•
Total Leverage Ratio: Testing of the total leverage ratio will be suspended until the first fiscal quarter of 2022. Commencing with the first fiscal quarter of 2022, the ratio of indebtedness to consolidated EBIDTA over the last twelve months, shall not, as of the end of the applicable fiscal quarter, be greater than (i) 5.50:1.00, with respect to the first fiscal quarter of 2022; (ii) 5.00:1:00, with respect to the second fiscal quarter of 2022; (iii) 4.75:1.00, with respect to the third fiscal quarter of 2022; (iv) 4.50:1.00, with respect to the fourth fiscal quarter of 2022; and (v) 3.50:1.00 thereafter.

•
Minimum Liquidity: As of the end of each fiscal month, commencing with the first fiscal month until the end of the fourth fiscal quarter of 2021, Holdings shall have minimum liquidity of not less than $1,000 million.

Following the fourth fiscal quarter of 2022, the ratios will revert back to the ratios in the 2018 Credit Agreement prior to giving effect to any amendments. The minimum liquidity covenant will no longer be applicable following the fourth fiscal quarter of 2021. The first lien leverage ratio will no longer be applicable following the fourth fiscal quarter of 2022.

Additionally, the April 2020 Amendment also requires Spirit to demonstrate pro-forma compliance with the financial covenants set forth in the 2018 Credit Agreement for future borrowings under the Revolver.

All revolver draws and other credit extensions under the 2018 Credit Agreement are subject to the Company making a representation that no material adverse effect has occurred on the Company’s operations, business, assets, properties, liabilities, or financial condition (among other items) since a specified date. The April 2020 Amendment added a provision that the impacts of the COVID-19 pandemic on the business, operations and/or financial condition of the Company occurring prior to December 31, 2020 that were publicly disclosed or disclosed to the Administrative Agent prior to the effectiveness of the April 2020 Amendment will be disregarded when considering whether a material adverse effect has occurred when this representation is made. The prior amendment entered into in February 2020 also added a provision that no events or circumstances relating to the Boeing 737 MAX program shall be deemed to constitute a material adverse effect when this representation is made.

Each of the Revolver, the Term Loan and the Delayed Draw Term Loan continues to mature on July 12, 2023, and, following the effectiveness of the April 2020 Amendment, will bear interest at a rate, at Spirit’s option, ranging between LIBOR plus 3.125% and LIBOR plus 4.125% (or between base rate plus 2.125% and base rate plus 3.125%, as applicable) based on Spirit’s senior unsecured ratings provided by S&P and/or Moody’s.

Certain of the lenders under the Credit Agreement and their affiliates have provided certain commercial banking, financial advisory and investment banking services to the Company and its affiliates in the past and may do so in the future. In addition, The Bank of New York Mellon, one of the lenders under the Credit Agreement, and its affiliates act as the trustee, paying agent and registrar for Spirit’s senior notes and the investment manager for the Company’s U.S. defined benefit pension plan. Such parties received, and expect to receive, customary fees and commissions for these services.

The description of the April 2020 Amendment in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the April 2020 Amendment, which will be filed at a later date and incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

New Offering

On April 14, 2020, the Company issued a press release announcing that Spirit intends to offer senior secured notes in the Offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with the Offering, Spirit is providing prospective purchasers with an offering memorandum that includes certain additional information in the offering memorandum, including the information attached hereto as Exhibit 99.2, which is incorporated by reference herein.

The information contained under this Item 7.01 in this Current Report on Form 8-K (this “Report”), including Exhibits 99.1 and 99.2, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

This Report does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful.

This Report, including Exhibits 99.1 and 99.2, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based upon management’s current expectations, beliefs, assumptions and estimates, and on information currently available to us, all of which are subject to change, and are not guarantees of timing, future results or performance. These forward-looking statements involve certain risks and uncertainties and other factors that could cause actual results to differ materially from those indicated in such forward-looking statements, as discussed further in the attached press release. Additional information concerning potential factors that could affect the Company's financial results are included in the Company's Form 10-K for the year ended December 31, 2019 and the Company's other periodic reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update its forward-looking statements as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits

 (d) Exhibits

Exhibit 99.1 — Press Release dated April 14, 2020
Exhibit 99.2 — Certain other information included in the offering memorandum for the Offering
Exhibit 104    104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: April 14, 2020	/s/ Stacy Cozad
Stacy Cozad
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary